Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Mar 31, 2003
Payment Date	Apr 15, 2003

Calculation of Interest Expense

Index (LIBOR)	1.280000%
Accrual end date, accrual beginning date and days in Interest Period	Apr 15, 2003	Mar 17, 2003	29
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	120,294,740	25,457,576	30,086,226	19,671,763	16,200,275	19,721,926
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.460000%	1.570000%	1.680000%	1.930000%	2.280000%
Interest/Yield Payable on the Principal Balance	141,480	32,197	40,717	30,584	29,755
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	141,480	32,197	40,717	30,584	29,755
Interest/Yield Paid	141,480	32,197	40,717	30,584	29,755

Summary

Beginning Security Balance	120,294,740	25,457,576	30,086,226	19,671,763	16,200,275	19,721,926
Beginning Adjusted Balance	120,294,740	25,457,576	30,086,226	19,671,763	16,200,275
Principal Paid	4,912,691	1,039,635	86,226	671,763	1,935,611	853,517
Ending Security Balance	115,382,049	24,417,941	30,000,000	19,000,000	14,264,664	18,916,624
Ending Adjusted Balance	115,382,049	24,417,941	30,000,000	19,000,000	14,264,664
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	115,430,264	24,417,941	28,857,566	17,725,975	14,264,664
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					2,242,233
Ending OC Amount as Holdback Amount						1,335,414
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1551316	$0.6707658	$0.4524077	$0.5365637	$0.7084407
Principal Paid per $1000	$5.3867224	$21.6590650	$0.9580639	$11.7853154	$46.0859850